Exhibit 99.1

EyePoint Appoints Renowned Retina Specialist and Industry Pioneer Reginald J. Sanders, M.D., FASRS to Board of Directors

WATERTOWN, Mass., January 8, 2025 (GLOBE NEWSWIRE) – EyePoint Pharmaceuticals, Inc. (NASDAQ: EYPT), a company committed to developing and commercializing innovative therapeutics to improve the lives of patients with serious retinal diseases, today announced the appointment of Reginald J. Sanders, M.D., FASRS, a distinguished leader in ophthalmology, to its Board of Directors.

“I am pleased to welcome Dr. Sanders to EyePoint’s Board,” said Göran Ando, M.D., Chair of the Board of Directors of EyePoint. “Scientific and medical leadership underpin our mission to develop innovative therapeutics for patients with serious retinal diseases, and as a prominent leader in the retina community, Dr. Sanders will be an invaluable addition to our Board. With our global phase 3 pivotal trials for wet AMD underway and the recent positive interim data for our Phase 2 trial in diabetic macular edema, Dr. Sanders’ unparalleled clinical experience and unique experience of business development in the retina space will be critical as we continue to execute across our pipeline.”

“It is an honor to join the EyePoint Board of Directors at this important time,” said Dr. Sanders. “I have dedicated my career to providing the highest quality of comprehensive care to my patients by being on the cutting-edge of innovation in retina research. I am impressed by EyePoint’s robust clinical data and significant potential of DURAVYU for serious retinal diseases. The EyePoint team has a track record of excellence in execution, and I look forward to working closely with the talented management team and the Board as they continue to work to bring potential revolutionary treatments to patients.”

Dr. Sanders is a distinguished retina specialist currently serving as a board member of Prism Vision Group (PVG), and he is the most recent President of the American Society of Retina Specialists (ASRS). Dr. Sanders is also a physician within the Retina Group of Washington (RGW), a division of PVG. He served many years as president and managing partner of RGW and was a main driver in building RGW to become the largest practice of retinal specialists in the United States. Dr. Sanders has a career in education and research with RGW, developing a national reputation. He is well published, having more than 50 papers, articles and presentations to his credit, and has lectured nationally and abroad. Dr. Sanders has served as an investigator/sub-investigator in numerous studies of new retinal treatments, including being a principal investigator for Lucentis®, a landmark treatment for wet age-related macular degeneration (wet AMD).

Dr. Sanders has made significant contributions to ophthalmology demonstrated by a collection of honors and awards. His exceptional achievements include his election as a charter inductee into the Retina Hall of Fame, receipt of the Packo Service Award in recognition of his exceptional service to the Society. He trained at Yale-New Haven Hospital and Wills Eye Hospital in Philadelphia, and he completed a fellowship in Vitreo-retinal Diseases and Surgery at the Massachusetts Eye and Ear Infirmary/Harvard Medical School. Dr. Sanders holds an M.D. from Yale University and a B.S. from the University of Virginia.

About EyePoint Pharmaceuticals

EyePoint (Nasdaq: EYPT) is a clinical-stage biopharmaceutical company committed to developing and commercializing innovative therapeutics to help improve the lives of patients with serious retinal diseases. The Company's pipeline leverages its proprietary bioerodible Durasert E™ technology for sustained intraocular drug delivery. The Company’s lead product candidate, DURAVYU™ (f/k/a EYP-1901), is an investigational sustained delivery treatment for VEGF-mediated retinal diseases combining vorolanib, a selective and patent-protected tyrosine kinase inhibitor with bioerodible Durasert E™. DURAVYU is presently in Phase 3 global, pivotal clinical trials as a sustained delivery treatment for wet age-related macular degeneration (wet AMD), the leading cause of vision loss among people 50 years of age and older in the United States, and in a Phase 2 clinical trial in diabetic macular edema (DME). EyePoint expects full topline data from the Phase 2 clinical trial in DME in Q1 2025 and topline data from both Phase 3 pivotal trials in wet AMD in 2026.

Pipeline programs include EYP-2301, a TIE-2 agonist, razuprotafib, formulated in Durasert E™ to potentially improve outcomes in serious retinal diseases. The proven Durasert® drug delivery technology has been safely administered to thousands of patient eyes across four U.S. FDA approved products. EyePoint Pharmaceuticals is headquartered in Watertown, Massachusetts.

Vorolanib is licensed to EyePoint exclusively by Equinox Sciences, a Betta Pharmaceuticals affiliate, for the localized treatment of all ophthalmic diseases outside of China, Macao, Hong Kong and Taiwan.

DURAVYU™ has been conditionally accepted by the FDA as the proprietary name for EYP-1901. DURAVYU is an investigational product; it has not been approved by the FDA. FDA approval and the timeline for potential approval is uncertain.

Forward Looking Statements

EYEPOINT PHARMACEUTICALS SAFE HARBOR STATEMENTS UNDER THE PRIVATE SECURITIES LITIGATION ACT OF 1995: To the extent any statements made in this press release deal with information that is not historical, these are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding our expectations regarding the timing and clinical development and potential of DURAVYU in wet AMD and DME, including our expectations regarding the announcement of full topline data from the VERONA trial in the first quarter of 2025 and initiation of the LUGANO trial and the LUCIA trial; the belief that the interim results from the VERONA trial support DURAVYU’s potential to advance to non-inferiority pivotal trials; our beliefs and expectations regarding the anticipated full results from the VERONA trial; the potential for DURAVYU 2.7mg to extend treatment intervals while improving vision; the potential for DURAVYU to provide an immediate benefit over aflibercept control in both BCVA and CST; our optimism that that DURAVYU has the potential to shift the treatment paradigm in DME and improve patient outcomes; our expectations regarding clinical development of our other product candidates, including EYP-2301; our business strategies and objectives; and other statements identified by words such as “will,” “potential,” “could,” “can,” “believe,” “intends,” “continue,” “plans,” “expects,” “anticipates,” “estimates,” “may,” other words of similar meaning or the use of future dates. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Uncertainties and risks may cause EyePoint’s actual results to be materially different than those expressed in or implied by EyePoint’s forward-looking statements. For EyePoint, these risks and uncertainties include the timing, progress and results of the company’s clinical development activities; uncertainties and delays relating to the design, enrollment, completion, and results of clinical trials; unanticipated costs and expenses; the company’s cash and cash equivalents may not be sufficient to support its operating plan for as long as anticipated; the risk that results of clinical trials may not be predictive of future results, and interim and preliminary data are subject to further analysis and may change as more data becomes available; unexpected safety or efficacy data observed during clinical trials; uncertainties related to the regulatory authorization or approval process, and available development and regulatory pathways for approval of the company’s product candidates; changes in the regulatory environment; changes in expected or existing competition; the success of current and future license agreements; our dependence on contract research organizations, and other outside vendors and service providers; product liability; the impact of general business and economic conditions; protection of our intellectual property and avoiding intellectual property infringement; retention of key personnel; delays, interruptions or failures in the manufacture and supply of our product candidates; the availability of and the need for additional financing; the company’s ability to obtain additional funding to support its clinical development programs; uncertainties regarding the timing and results of the August 2022 subpoena from the U.S. Attorney’s Office for the District of Massachusetts; uncertainties regarding the FDA warning letter pertaining to the company’s Watertown, MA manufacturing facility; and other factors described in our filings with the Securities and Exchange Commission. We cannot guarantee that the results and other expectations expressed, anticipated or implied in any forward-looking statement will be realized. A variety of factors, including these risks, could cause our actual results and other expectations to differ materially from the anticipated results or other expectations expressed, anticipated or implied in our forward-looking statements. Should known or unknown risks materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected in the forward-looking statements. You should bear this in mind as you consider any forward-looking statements. Our forward-looking statements speak only as of the dates on which they are made. EyePoint undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Investors:

Christina Tartaglia
Precision AQ

Direct: 212-698-8700
christina.tartaglia@sternir.com

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